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                                                            EXHIBIT 10.96

October 14, 1997



Joseph L. Turner
98 Lupine Way
Golden, CO  80401



Dear Joe:

Cortech, Inc. ("Cortech" or the "Company") has accepted your voluntary resignation as an officer effective December 1, 1997, and as an employee of the Company effective December 1, 1997. The Company wishes to continue to receive your services and to provide compensation and certain other benefits in consideration of such services, as follows:

CONTINUED SERVICE AS EMPLOYEE OR CONSULTANT You shall continue to serve as an employee of the Company and shall provide services to the Company in any area of your expertise as requested by the Company's management approximately on a half-time basis until the end of the day on December 1, 1997, at such times and places as reasonably requested.

At the end of the day on December 1, 1997, your status as an employee will terminate, and thereafter you shall have the status of a consultant to the Company. Your status as non-employee consultant under this Agreement will end June 30, 1998. During the period of December 2, 1997, to June 30, 1998, you agree to make yourself available to review documents, including the Form 10-K, to enter into discussions by telephone, and to visit Cortech from time to time at Cortech's expense. Such tasks will be cooperatively arranged to accommodate your responsibilities to your new employer.

COMPENSATION
You shall receive as compensation continuation of your salary at the level in effect immediately preceding your resignation ("Salary") until June 30, 1998, paid on the Company's regular payroll dates. As required by law, all payments will be subject to standard withholding for social security and tax purposes.

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Joseph L. Turner
October 14, 1997
Page 2


Cortech agrees to pay you for seventeen days of unused vacation, less customary withholdings.

EQUITY COMPENSATION
Your stock options will continue to vest during periods in which you continue to be employed by the Company or serve as a consultant as provided hereunder on their normal vesting schedule through June 30, 1998.

HEALTH INSURANCE
Your normal coverage under the Company's health insurance plans will terminate on December 1, 1997. You may be eligible to continue your health benefits under federal COBRA law for up to 18 months thereafter. Cortech will pay for this benefit until the earlier of June 30, 1998, or the date upon which you become covered by another plan.

EXPENSE REIMBURSEMENT
Cortech will reimburse the customary and reasonable expenses for any travel and communications associated with your consulting to Cortech, subject to the requirement that any travel must be approved in advance by Cortech's senior management and that Cortech may, in its discretion, require you to provide receipts for any expense for which you seek reimbursement.

SEVERANCE PLAN
You hereby agree to waive all benefits under Cortech's Executive Officers' Severance Benefit Plan, effective October 14, 1997, and that the compensation you receive under this Agreement shall be in lieu of any compensation to which you might otherwise have been entitled under that Plan.

COMPLETE AGREEMENT
This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment or the consulting relationship subsequent to employment. In no way does this Agreement affect your obligations under the Invention and Trade Secret Agreement signed by you on February 27, 1992, attached hereto and incorporated by reference. The Company's obligations hereunder are contingent upon you complying with all obligations specified in this Invention and Trade Secret Agreement.

Joseph L. Turner
October 14, 1997
Page 3


This Agreement is entered into without relying upon any promise, warranty or representation, written or oral, other than those expressly contained in this Agreement, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by both you and a duly authorized officer of the Company. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement. A failure of either you or the Company to enforce at any time, or for any period of time, the provisions of this Agreement shall not be construed to be a waiver of such provisions or of your right or the right of the Company to enforce each and every such provision.

If you choose to contract with the Company under the terms described above, please indicate you acceptance by signing below. Please return the signed Agreements to me.

Sincerely,


                                             ACCEPTED AND AGREED:

/s/ Kenneth R. Lynn
                                              /s/ Joseph L. Turner  10/15/97
Kenneth R. Lynn                              -------------------------------
Chief Executive Officer                      Joseph L. Turner         Date


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                                    LEGAL RELEASE


    I, Joseph L. Turner, in consideration of the separation compensation and benefits that I will receive pursuant to my agreement with Cortech, Inc. dated October 14, 1997, to which I would not otherwise be entitled, release Cortech, Inc., all of its past and present parent, subsidiary, affiliated and related corporations, their predecessors, successors and assigns, and all past or present officers, directors, employees, insurers and agents of any of them, (hereinafter referred to collectively as "Releases"), of and from all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, arising from or relating to my employment by Cortech, Inc. and/or the termination thereof, based in whole or in part on any act or omission occurring on or before the date of this legal release, whether negligent or intentional, without regard to my present actual knowledge of the act or omission, which I may now have, or which I, or any person acting on my behalf may at any future time have or claim to have, including specifically, but not by way of limitation, any claim for compensation of any kind payable prior to or concurrent with the execution of this Legal Release, and matters which may arise at common law, such as breach of contract, express or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Americans with Disabilities Act, and the Colorado Civil Rights Act, excepting only my vested rights, if any, in Cortech, Inc.'s stock ownership, stock options, or retirement income plans.

    I assume all risk that the facts and law concerning this legal release may be other than as presently known to or believed by me, and I acknowledge that, in signing this legal release, I am not relying on any information provided to me by Releases or upon Releases to provide information not known to me. I agree that I will never institute a claim of any kind against Cortech, Inc., including but not limited to claims relating to my employment with Cortech, Inc. or the termination of that employment. If I violate this release by suing Cortech, Inc. or anyone associated with Cortech, Inc., I agree that I will pay all costs and expenses incurred by Cortech, Inc. or anyone associated with Cortech, Inc. in defending against the suit, including reasonable attorneys' fees.

    I understand that because this release may affect or limit my legal rights, the Company has advised me that I may wish to seek legal counsel of my own choosing.

    I understand and agree that if any part of this release is invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

    I have read this release and sign it voluntarily and without threat or coercion, after having been advised to seek my own legal counsel, with full knowledge and understanding of its contents, and without promise of benefit, except as expressly recited in this release.

    I understand that I must return this signed, notarized release to Cortech Human Resources no later than November 4, 1997.



Date: 10/15/97
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                                             /s/ Joseph L. Turner
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                                            EMPLOYEE SIGNATURE


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STATE OF COLORADO           )
                            )ss
COUNTY OF ADAMS             )
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    Subscribed and sworn to before me this 15th day of October, 1997.
                                           ----        -------

by Joseph L. Turner  (EMPLOYEE)
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                                                       [illegible]
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                                                      Notary Public

                                            My commission expires:   8-16-2000
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